UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 17, 2012

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

To the extent required by Item 1.01 of Form 8-K, the disclosures included under Item 5.02 of this Current Report are incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2012, WebMD Health Corp. (which we refer to as the “Company” or “WebMD”) entered into a Director Appointment Agreement (which we refer to as the “Agreement”) with Kensico Capital Management Corp. and the investment funds it advises (collectively, the “Kensico Parties”). The Agreement provides for, and, also on October 17, 2012, the Board of Directors of WebMD (the “Board”) unanimously approved, effective that day:

•	an increase in the size of the Board from 12 to 13 directors; and

•	the appointment of Thomas J. Coleman to the Board as a Class II director, with a term expiring at WebMD’s 2013 Annual Meeting of Stockholders.

As of October 17, 2012, the Kensico Parties had beneficial ownership of approximately 11.4% of the outstanding common stock of WebMD.

Mr. Coleman has served as co-Founder and co-President of Kensico Capital Management Corporation (“Kensico”), an investment management services company, since January 2000. Mr. Coleman is also the co-principal of Kensico’s affiliates. Prior to working with Kensico and its affiliates, Mr. Coleman was employed by Halo Capital Partners, the investment adviser to Tyndall Partners, L.P., an investment adviser, as an analyst and then a partner. Prior to his employment at Halo, Mr. Coleman founded and served as Chief Executive Officer and a director of PTI Holding Inc., a manufacturer of bicycle helmets, bicycle accessories, athletic footwear and personal products, from 1990 until 1995. From February 2011 until its sale in January 2012, Mr. Coleman served as a director of Tekelec, a publicly traded global provider of core network solutions.

The Agreement also provides that, among other things, until Mr. Coleman is no longer a director of the Company, the Kensico Parties shall not:

•

solicit proxies or written consents of stockholders, conduct any other type of referendum with respect to the Company’s securities, or become a participant or assist any third party in any solicitation of any proxy, consent or other authority;

•	actively encourage, advise or influence any other person with respect to the giving or withholding of any proxy, consent or other authority;

•	form or join in a partnership, limited partnership, syndicate or other group (other than one consisting solely of Kensico Parties) with respect to the Company’s securities;

•

present any proposal for consideration for action by stockholders, make a request for a list of the Company’s stockholders, propose any nominee for election to the Board, or seek to place a representative on the Board or seek the removal of any director from the Board;

•

grant any proxy, consent or other authority to vote with respect to any matters or deposit any of the Company’s securities held by the Kensico Parties or their affiliates in a voting trust or subject them to a voting agreement or other arrangement of similar effect;

•	make any request under Section 220 of the Delaware General Corporation Law;

•	threaten, file or otherwise commence any complaint, litigation, claim, action, suit, or similar proceeding against the Company or its affiliates, directors, officer or employees;

•

make any public statement or statement reasonably likely to be made public regarding the Company or its affiliates, officers, directors, employees or businesses unless approved in writing in advance by the Company;

•

effect (i) any tender offer or exchange offer to acquire securities of the Company, any acquisition of any material assets or business of the Company or any of its subsidiaries, or any merger, acquisition, share exchange or other business combination involving the Company or any of its subsidiaries, or (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses; or

•

enter into any discussions, negotiations, agreements or understandings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing

The Agreement also provides that in the event that, at any time from the date of the Agreement until the date of the 2013 Annual Meeting of Stockholders, the Kensico Parties beneficially owns less than 5% of the total number of shares of Company common stock then outstanding, upon the written request of the Company, Mr. Coleman shall immediately resign from the Board. The Agreement also contains confidentiality provisions regarding information that Mr. Coleman may learn in his capacity as a director of the Company.

A copy of the Agreement is filed as Exhibit 99.1 hereto, and the description above is not complete and is qualified in its entirety by the full text of the Agreement.

Mr. Coleman will receive compensation as a non-employee director in accordance with WebMD’s non-employee director compensation practices described under the caption “Non-Employee Director Compensation” beginning on page 16 of the Proxy Statement for WebMD’s 2012 Annual Meeting of Stockholders filed on June 18, 2012 (which description, to the extent required by Item 5.02 of Form 8-K, is incorporated by reference into this Current Report pursuant to General Instruction B.3 of Form 8-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Director Appointment Agreement, dated as of October 17, 2012, by and among the Registrant and Kensico Capital Management Corp. and the investment funds it advises

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: October 17, 2012	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Director Appointment Agreement, dated as of October 17, 2012, by and among the Registrant and Kensico Capital Management Corp. and the investment funds it advises